SHAREHOLDER AGREEMENT
January 14, 2022
Sema4 Holdings Corp.
333 Ludlow Street,
North Tower, 8th floor
Stamford, CT 06902
Ladies and Gentlemen:
This letter agreement (this “Agreement”) relates to that certain Agreement and Plan of Merger, dated as of January 14, 2022 (as amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and among Sema4 Holdings Corp., a Delaware corporation (“Acquirer”), Orion Merger Sub I, Inc., a Delaware corporation, Orion Merger Sub II, LLC (“Merger Sub I”), a Delaware limited liability company (“Merger Sub II”), GeneDx, Inc, a New Jersey corporation, GeneDx Holding 2, Inc., a Delaware Corporation (“Holdco2”), and OPKO Health, Inc., a Delaware Corporation (the “Seller”), pursuant to which Merger Sub I will merge with and into Holdco2 (the “First Merger”), with Holdco2 surviving such merger, following which Holdco2 will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II continuing on as the surviving entity (the “Surviving Entity”) and a wholly owned subsidiary of Acquirer, on the terms and conditions set forth therein. Capitalized terms used and not otherwise defined herein are defined in the Merger Agreement and shall have the respective meanings given to such terms in the Merger Agreement.
1.In order to induce the Acquirer Parties to consummate the transactions contemplated by the Merger Agreement the undersigned hereby agrees that, from the Closing Date until: (a) in the case of the stock portion of the Merger Consideration issued at the Closing, the date that is one (1) year from the Closing Date, (b) if and to the extent earned, in the case of the stock portion of the first Milestone Payment, the date that is one (1) year from the date of issuance for such payment and (c) if and to the extent earned, in the case of the stock portion of the second Milestone Payment, the date that is six (6) months from the date of issuance of such stock (the period between the Closing Date and the date indicated in clause (a) or (b), as applicable, a “Lock-Up Period” and the shares to which such respective Lock-Up Period applies, the “Lock-Up Shares”), the undersigned will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Lock-Up Shares, (ii) enter into a transaction which would have the same effect, or (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-Up Shares, whether any such aforementioned transaction is to be settled by delivery of such Lock-Up Shares, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement (collectively, clauses (i) through (iii), the “Restricted Actions”).
2.Following the termination of any applicable Lock-Up Period (such date, the “Lock-Up Termination Date”) and for so long as the undersigned is the record or beneficial owner of at least 5% of the issued and outstanding Acquirer Stock, the undersigned hereby agrees that during any consecutive ninety (90) day period following the applicable Lock-Up Termination Date, the undersigned shall not, without the prior written consent of Acquirer (such consent not to be unreasonably, withheld, conditioned or delayed), take any Restricted Action that would result in the sale or other disposition of Lock-Up Shares in an amount that exceeds 25% of the total number of shares of Acquirer Stock received by the undersigned in the Mergers, except as part of a marketed sale process for which one lead Bookrunner (as defined herein) has been selected by Acquirer in its sole discretion (such discretion to be exercised reasonably). For purposes of this Section 2, a “Bookrunner” shall mean a securities dealer who either (a) purchases the applicable securities as principal in an underwritten, registered direct or other public offering registered under the Securities Act and not solely as part of such dealer’s market-making activities or (b) acts as placement agent in a private placement or offering of the applicable securities.
3.For the avoidance of doubt, none of the restrictions set forth in Section 1 or Section 2 of this Agreement shall apply to: (a) any shares of Acquirer Stock purchased by the undersigned in the open market or in any private sale transaction or otherwise or in any public or private capital raising transaction of Acquirer or otherwise, other than the Lock-up Shares; or (b) the inclusion of any Lock-Up Shares (but not the subsequent sale or transfer of such Lock-Up Shares) as part of the Initial Shelf (as defined below) or any other Registration Statement (as defined below) filed pursuant to Section 8(a) of this Agreement. For the avoidance of any doubt, the parties hereto acknowledge and agree that the undersigned shall retain all of its rights as a stockholder of Acquirer during the applicable Lock-up Period, including, without limitation, the right to vote, and to receive any dividends and distributions in respect of, the Lock-Up Shares, subject to the terms of this Agreement.
4.The undersigned hereby authorizes Acquirer during the applicable Lock-Up Period to cause its transfer agent for the Lock-Up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to the Lock-Up Shares for which the undersigned is the record holder.
5.Notwithstanding the foregoing, the undersigned may sell or otherwise transfer the Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence) (a) if the undersigned is not a natural person, to its managers, partners (direct or indirect), members or other direct or indirect equity holders until the Lock-Up Shares come to be held by a natural person or to any of its other Affiliates or any subsidiary, employee, officer, director, investment fund controlling, controlled, managing or managed by or under common control with the undersigned or Affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (b) to the immediate family members (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin) of the undersigned, (c) to a partnership, limited liability company or other entity of which the undersigned and the immediate family members of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (d) to a family trust, foundation or partnership established for the direct or indirect benefit of the undersigned, its equity holders or any of their respective immediate family members, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (e) to a charitable foundation controlled by the undersigned, its Affiliates, partners, members or other direct or indirect equityholders or any of their respective immediate family members, (f) by will or intestacy, (g) by operation of law or pursuant to an order of a court (including a qualified domestic order, divorce settlement, divorce decree or separation agreement) or regulatory agency or (h) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Acquirer Board and made to all holders of Acquirer’s capital stock involving an Acquirer Change in Control; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Shares shall remain subject to the provisions of this Agreement; provided, however, that in the case of each of clauses (a) through (g), any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to Acquirer, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement; and provided, further, for the avoidance of doubt, that nothing contained herein shall limit or restrict the admission of new managers, partners, members or other direct or indirect equityholders in, or the increase or decrease in the ownership interests of any managers, partners, members or other direct or indirect equity holders of, any entity holding any of the Lock-Up Shares.
6.For so long as the undersigned remains the record or beneficial owner of at least five percent (5%) of the outstanding Acquirer Stock, the undersigned agrees to vote all of his, her or its Lock-Up Shares, from time to time and at all times, in whatever manner is recommended by the Acquirer Board.
7.The undersigned agrees that, for a period of twelve (12) months from the Closing Date (the “Standstill Period”), neither the undersigned nor any of its Affiliates or subsidiaries will, directly or indirectly, without the prior written consent of the Acquirer Board or Acquirer’s chief executive officer:
(a)acquire or agree, offer, seek or propose to acquire, or cause to be acquired, ownership (including any voting right or beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any voting securities of Acquirer or any of its subsidiaries or any option, forward contract, swap or other position with a value derived from voting securities of Acquirer or any of its subsidiaries or conveying the right to acquire or vote securities of Acquirer or any of its subsidiaries, or any ownership of any of the assets or businesses of Acquirer or any of its subsidiaries, or any rights or options to acquire any such ownership (including from a third party);

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(b)make, or in any way participate in, any “solicitation” (as such terms is defined in Rule 14a-1 under the Exchange Act, including any otherwise exempt solicitation pursuant to Rule 14a-2(b) under the Exchange Act) to vote or seek to advise or influence in any manner whatsoever any Person with respect to the voting of any securities of Acquirer or any of its subsidiaries;
(c)form, join, or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Acquirer or any of its subsidiaries, other than any “group” to which it already belongs as of the date of this Agreement;
(d)arrange, or in any way participate in, any financing for the purchase of any voting securities or securities convertible or exchangeable into or exercisable for any voting securities or assets of Acquirer or any of its subsidiaries;
(e)propose, alone or with others, to Acquirer or any of its stockholders any merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of or other transaction with or involving Acquirer or any of its subsidiaries or otherwise act, whether alone or with others, to seek to control, change or influence the management, board of directors or policies of Acquirer, or nominate any person as a director of Acquirer, or propose any matter to be voted upon by the stockholders of Acquirer;
(f)solicit or provide any material non-public information to any Person with respect to a merger, business combination, tender or exchange offer, restructuring, recapitalization, liquidation of or other transaction with or involving Acquirer or any of its subsidiaries or any other acquisition of Acquirer or any of its subsidiaries, any acquisition of voting securities of or all or any portion of the assets of Acquirer or any of its subsidiaries, or any other similar transaction;
(g)advise, assist or knowingly encourage any other Person in connection with any of the foregoing;
(h)enter into any discussions, negotiations, arrangements or understandings with any third party with respect to, any of the foregoing, or announce an intention to do so;
(i)take any action that would reasonably be expected to require Acquirer to make a public announcement regarding any of the types of matters set forth in this Section 7; or
(j)disclose any intention, plan or arrangement inconsistent with the foregoing.
Notwithstanding anything to the contrary in this Section 7, nothing shall prevent a private communication to the Acquirer Board or Acquirer’s chief executive officer which does not require public disclosure by Acquirer (whether under applicable law or under the rules of its securities exchange, but other than in a proxy statement or Schedule 14d-9 with respect to a Transaction following execution of a definitive agreement between the Parties).

8.Registration Rights.
(a)Acquirer agrees that, as soon as practicable, but in no event later than thirty (30) calendar days after the Closing Date (the “Filing Date”), Acquirer will file with the SEC (at Acquirer’s sole cost and expense) a registration statement registering the resale of the Registrable Securities (as defined below) held by the Holders (as defined below) from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) (the “Initial Shelf” and any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement, a “Registration Statement”), and Acquirer shall use its commercially reasonable efforts to cause the Initial Shelf to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies Acquirer that it will “review” the Initial Shelf) following the Closing and (ii) the fifth (5th) Business Day after the date Acquirer is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Shelf will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided that if the SEC is closed for operations due to a government shutdown or otherwise, the Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations. Without limiting the foregoing, as soon as practicable, but in no event later than three (3) Business Days, following the resolution or clearance of all SEC comments or,

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if applicable, following notification by the SEC that the Initial Shelf or any amendment thereto will not be subject to review, Acquirer shall file a request for acceleration of effectiveness of such Registration Statement (to the extent required, by declaration or ordering of effectiveness, of such Registration Statement or amendment thereto by the SEC) to a time and date not later than two (2) Business Days after the submission of such request. The Initial Shelf filed with the SEC pursuant shall be on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities, provided, that Acquirer shall file, within thirty (30) days of such time as Form S-3 is available for the Initial Shelf, a post-effective amendment to the Initial Shelf then in effect, or otherwise file a Registration Statement on Form S-3, registering the Registrable Securities held by the Holders for resale on Form S-3 (provided that Acquirer shall use commercially reasonable efforts to maintain the effectiveness of the Initial Shelf then in effect until such time as a Registration Statement (or post-effective amendment) on Form S-3 covering such Registrable Securities has been declared effective by the SEC). Notwithstanding anything else in this Agreement, Acquirer’s obligations to include the applicable Registrable Securities of a Holder in a Registration Statement are contingent upon such Holder furnishing in writing to Acquirer such information regarding such Holder, the securities of Acquirer held by such Holder, the intended method of disposition of the applicable Registrable Securities and such other information as shall be reasonably requested by Acquirer to effect the registration of the applicable Registrable Securities on or prior to the third (3rd) Business Day prior to the first anticipated filing date of such Registration Statement, provided that the request by Acquirer shall be made not less than ten (10) Business Days prior to the first anticipated filing date of such Registration Statement. The Holders shall execute such documents in connection with such registration as Acquirer may reasonably request that are customary of a selling stockholder in similar situations; provided that under no circumstances shall a Holder be required to sign any type of additional lock-up agreement. Any failure by Acquirer to file the Initial Shelf by the Filing Date or for the Initial Shelf to be declared effective by the Effectiveness Date shall not otherwise relieve Acquirer of its obligations to file or effect the Initial Shelf as set forth above in this Section 8(a). In no event shall a Holder be identified as a statutory underwriter in a Registration Statement unless requested by the SEC; provided that, if the SEC requests that a Holder be identified as a statutory underwriter in a Registration Statement, such Holder will have an option, in its sole and absolute discretion, to withdraw the applicable Registrable Securities from such Registration Statement. Notwithstanding the foregoing, if the SEC prevents Acquirer from including any or all of the shares proposed to be registered under any single Registration Statement filed pursuant to this Section 8(a) due to limitations on the use of Rule 415 of the Securities Act for the resale of the applicable Registrable Securities by the applicable stockholders or otherwise, Acquirer agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to such Registration Statement as required by the SEC and (ii) as soon as practicable but in no event later than the twentieth (20th) calendar day following the first date on which such Registrable Securities may then be included in a registration statement, file an additional Registration Statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to Acquirer for such Registration Statement, on such other form available to register for resale the Registrable Securities held by the Holders as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Acquirer shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. The Holders shall have the right to participate or have their respective legal counsel participate in any meetings or discussions with the SEC regarding the SEC’s position and to comment or have their respective counsel comment on any written submission made to the SEC with respect thereto. No such written submission shall be made to the SEC to which any such Holder’s counsel reasonably objects. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering, unless otherwise directed in writing by a Holder as to its Registrable Securities directing the inclusion of less than such Holder’s pro rata amount, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders. Acquirer will use its commercially reasonable efforts to cause the Initial Shelf to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Initial Shelf is available or, if not available, that another Registration Statement is available at all times, for the public resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities. Acquirer will provide all customary and commercially reasonable cooperation necessary to enable the Holders to resell Registrable Securities pursuant to a Registration Statement or

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Rule 144 under the Securities Act (“Rule 144”), as applicable, qualify the Registrable Securities for listing on the primary stock exchange on which the Acquirer Stock is then listed, update or amend a Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities. “Holders” shall mean (i) the undersigned, (ii) Seller that is entering into a separate shareholder agreement with Acquirer on the date hereof with registration rights that are substantially similar to the registration rights set forth in this Section 8 (an “Other Shareholder Agreement”) and (iii) any 5% Insider who hereafter becomes a party to this Agreement or such Other Shareholder Agreement pursuant to Section 8(r) hereof or the corresponding section of such Other Shareholder Agreement, as applicable. “Registrable Securities” shall mean, as of any date of determination, (a) the Lock-Up Shares held by the undersigned, (b) the Lock-Up Shares held by any other Holder, and (c) any other equity security of Acquirer issued or issuable with respect to the Lock-Up Shares referred to in clause (a) or (b) by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities at the earliest of: (A) when a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) the date all Registrable Securities held by such Holder may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to Affiliates under Rule 144, and without the requirement for Acquirer to be in compliance with the current public information required under Rule 144; (C) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Acquirer and subsequent public distribution of such securities shall not require registration under the Securities Act; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
(b)At any time and from time to time following the effectiveness of the Initial Shelf and following the expiration of any applicable Lock-up Period, any Holder may request to sell all or a portion of its Registrable Securities in a underwritten offering that is registered pursuant to a shelf registration statement under the Securities Act on Form S-3 pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (a “Shelf Underwritten Offering”); provided that such Holder(s) reasonably expects to sell Registrable Securities yielding aggregate gross proceeds in excess of $50,000,000 from such Shelf Underwritten Offering (such amount of Registrable Securities, the “Minimum Amount”). All requests for a Shelf Underwritten Offering shall be made by giving written notice to Acquirer (the “Shelf Take Down Notice”). Each Shelf Take Down Notice shall specify the approximate number of Registrable Securities proposed to be sold in the Shelf Underwritten Offering and the expected price range (net of underwriting discounts and commissions) of such Shelf Underwritten Offering. Acquirer shall, subject to Section 8(c) (the “MNPI Provisions”), give written notice of such requested Shelf Underwritten Offering to all other Holders of Registrable Securities (the “Company Shelf Takedown Notice”) and, subject to the provisions of Section 8(e), shall include in such Shelf Underwritten Offering all Registrable Securities with respect to which Acquirer has received written requests for inclusion therein, within five (5) calendar days after sending the Company Shelf Takedown Notice. Acquirer shall enter into an underwriting agreement in a form as is customary in underwritten offerings of securities by the Company with the managing underwriter or underwriters selected by the Holders holding a majority-in-interest of the Registrable Securities to be included in such Shelf Underwritten Offering after consultation with, and approval (which shall not be unreasonably withheld, conditioned or delayed) by, Acquirer and shall take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided, that, notwithstanding the foregoing, the selection of one lead Bookrunner in such Shelf Underwritten Offering shall be in the sole discretion of Acquirer (such discretion to be exercised reasonably) to the extent Section 2 is applicable. In connection with any Shelf Underwritten Offering contemplated by this Section 8(b), subject to Section 8(l) and Section 8(p), the underwriting agreement into which each Holder and Acquirer shall enter shall contain such representations, covenants, indemnities and other rights and obligations of Acquirer and the selling stockholders as are customary in underwritten offerings of securities by Acquirer. The Holders may demand not more than two (2) Shelf Underwritten Offerings pursuant to this Section 8(b) in any 12-month period. At least ten (10) Business Days prior to the first anticipated filing date of a Registration Statement pursuant to Sections 8(a), 8(b), 8(d) and 8(g), Acquirer shall use reasonable efforts to notify

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each Holder in writing (which may be by email) of the information reasonably necessary about the Holder to include such Holder’s Registrable Securities in such Registration Statement.
(c)Notwithstanding anything in this Agreement or any Other Shareholder Agreement to the contrary, Acquirer will not provide any material, nonpublic information to any Holder without the prior written consent of such Holder, and in the event that Acquirer believes that a notice or communication required by this Agreement or any Other Shareholder Agreement to be delivered to any Holder contains material, nonpublic information relating to Acquirer, its securities, any of its Affiliates or any other Person, Acquirer shall so indicate to such Holder prior to delivery of such notice or communication, and such indication shall provide such Holder the means to refuse to receive such notice or communication. No Holder nor any of its Affiliates or representatives shall have any duty of trust or confidence with respect to, or obligation not to trade in any securities while aware of, any material, nonpublic information provided to such Holder, Affiliate or representative in violation of this Section 8(c). Notwithstanding the foregoing, to the extent Acquirer reasonably and in good faith determines that it is necessary to disclose material non-public information to a Holder in order to comply with its obligations hereunder (a “Necessary Disclosure”), Acquirer shall inform counsel to such Holder to the extent such counsel has been identified in writing to Acquirer in advance of such determination without disclosing the applicable material non-public information, and Acquirer and such counsel on behalf of the applicable Holder shall endeavor to agree upon a process for making such Necessary Disclosure to the applicable Holder or its representatives that is mutually acceptable to such Holder and Acquirer (an “Agreed Disclosure Process”). Thereafter, Acquirer shall be permitted to make such Necessary Disclosure (only) in accordance with the Agreed Disclosure Process.
(d)Subject to the provisions of Section 8(f) and Section 8(m) hereof, and provided that Acquirer does not have an effective Registration Statement pursuant to Section 8(a) outstanding covering all of the Registrable Securities held by the Holders, following the expiration of any applicable Lock-up Period, Holders of at least a majority in interest of the then-outstanding number of Registrable Securities held by the Holders (a “Demanding Holder”) may make a written demand for registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). Subject to the MNPI Provisions, Acquirer shall, within five (5) calendar days of Acquirer’s receipt of the Demand Registration, notify, in writing all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such registration, a “Requesting Holder”) shall so notify Acquirer, in writing, within five (5) calendar days after the receipt by the Holder of the notice from Acquirer. Upon receipt by Acquirer of any such written notification from a Requesting Holder(s) to Acquirer, subject to Section 8(e) below, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration Statement pursuant to a Demand Registration and Acquirer shall effect, as soon thereafter as practicable, but not more than sixty (60) calendar days immediately after Acquirer’s receipt of the Demand Registration, the registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall Acquirer be obligated to effect more than an aggregate of three (3) registrations pursuant to a Demand Registration by the Holders under this Section 8(d) with respect to any or all Registrable Securities. Notwithstanding the foregoing, (i) Acquirer shall not be required to give effect to a Demand Registration from a Demanding Holder if Acquirer has registered Registrable Securities pursuant to a Demand Registration (which has become effective) from such Demanding Holder in the preceding one hundred and twenty (120) days, and (ii) Acquirer’s obligations with respect to any Demand Registration shall be deemed satisfied so long as the Registration Statement filed pursuant to Section 8(a) includes all of such Demanding Holder’s Registrable Securities and is effective. Subject to the provisions of Sections 8(e) and Section 8(m) hereof, if a majority-in-interest of the Demanding Holders so advise Acquirer as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in such underwritten offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an underwritten offering under this Section 8(d), subject to Section 8(l) and Section 8(p), shall enter into an underwriting agreement in customary form with Acquirer and the underwriter(s)

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selected for such underwritten offering by a majority-in-interest of the Demanding Holders initiating the Demand Registration after consultation with, and approval by, Acquirer (which shall not be unreasonably withheld, conditioned or delayed); provided, that, notwithstanding the foregoing, the selection of one lead Bookrunner in such underwritten offering shall be in the sole discretion of Acquirer (such discretion to be exercised reasonably) to the extent Section 2 is applicable.
(e)If a Demand Registration is to be an underwritten offering and the managing underwriter or underwriters, in good faith, advises Acquirer, the Demanding Holders and the Requesting Holders (if any) in writing that, in its opinion, the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Acquirer Stock or other equity securities that Acquirer desires to sell for its own account and the Acquirer Stock, if any, as to which a registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other stockholders of Acquirer who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then Acquirer shall include in such underwritten offering, as follows:
(i)first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities held by each Demanding Holder and Requesting Holder (if any) and the aggregate number of Registrable Securities held by the Demanding Holders and Requesting Holders) that can be sold without exceeding the Maximum Number of Securities;
(ii)second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Acquirer Stock of holders exercising their piggy-back registration rights pursuant to Section 2.3 of that certain Amended and Restated Registration Rights Agreement, dated as of July 22, 2021, by and among Acquirer and the other parties thereto (the “July 2021 Registration Rights Agreement”), which can be sold without exceeding the Maximum Number of Securities;
(iii)third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Acquirer Stock or other equity securities that Acquirer desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities;
(iv)fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Registrable Securities of Holders (pro rata, based on the respective number of Registrable Securities held by each Holder) exercising their rights to register their Registrable Securities pursuant to Section 8(g) hereof, without exceeding the Maximum Number of Securities; and
(v)fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the Acquirer Stock or other equity securities of other Persons or entities that Acquirer is obligated to register in a registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.
(f)A Demanding Holder or a Requesting Holder shall have the right to withdraw all or a portion of its Registrable Securities included in a Demand Registration pursuant to Section 8(d) or a Shelf Underwritten Offering pursuant to Section 8(b) for any or no reason whatsoever upon written notification to Acquirer and the underwriter or underwriters (if any) of its intention to so withdraw (a) in the case of a Demand Registration not involving an underwritten offering, one (1) Business Day prior to the effectiveness of the applicable Registration Statement or (b) in the case of any Demand Registration involving an underwritten offering or any Shelf Underwritten Offering, prior to the pricing of such underwritten offering or Shelf Underwritten Offering; provided, however, that upon withdrawal by a majority-in-interest of the Demanding Holders initiating a Demand Registration (or in the case of a Shelf Underwritten Offering, withdrawal of an amount of Registrable Securities included by the Holders in such Shelf Underwritten Offering, in their capacity as Demanding Holders, being less than the Minimum

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Amount), Acquirer shall cease all efforts to secure effectiveness of the applicable Registration Statement or complete the underwritten offering, as applicable. For the avoidance of doubt, any Demand Registration withdrawn pursuant to this Section 8(f) shall be counted toward the aggregate number of Demand Registrations Acquirer is obligated to effect pursuant to Section 8(d) unless (A)(1) the Demanding Holders reimburse Acquirer for all of its out-of-pocket costs and expenses incurred in connection with any such withdrawn Demand Registration incurred through the date of such withdrawal and (2) such revocation or withdrawal shall have been made prior to the commencement of any marketing efforts or “road shows” by Acquirer or the underwriters in connection with such Demand Registration, or (B) such withdrawal or revocation occurs following the issuance by Acquirer of a Suspension Notice (as defined below). Notwithstanding anything to the contrary in this Agreement or any Other Shareholder Agreement, Acquirer shall be responsible for the Registration Expenses (as defined below) incurred by it in connection with a registration pursuant to a Demand Registration or a Shelf Underwritten Offering prior to its withdrawal under this Section 8(f).
(g)If Acquirer proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of Acquirer (or by Acquirer and by the stockholders of Acquirer including, without limitation, pursuant to Section 8(d) hereof), other than a registration statement (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to Acquirer’s existing stockholders, (c) for an offering solely of debt that is convertible into equity securities of Acquirer, (d) for a dividend reinvestment plan, (e) for any issuances of securities in connection with a transaction involving a merger, consolidation, sale, exchange, issuance, transfer, reorganization or other extraordinary transaction between Acquirer or any of its Affiliates and any third party, or (f) filed pursuant to Section 8(a), then, subject to the MNPI Provisions, Acquirer shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than twenty (20) calendar days before the anticipated filing date of such registration statement, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution (including whether such registration will be pursuant to a shelf registration statement), and the proposed price and name of the proposed managing underwriter or underwriters, if any, in such offering, (ii) describe such Holders’ rights under this Section 8(g), and (iii) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) calendar days after receipt of such written notice (such registration, a “Piggyback Registration”). Acquirer shall, in good faith, cause such Registrable Securities identified in a Holder’s response noticed described in the foregoing sentence to be included in such Piggyback Registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering, if any, to permit the Registrable Securities requested by the Holders pursuant to this Section 8(g) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Acquirer or the Acquirer stockholder(s) for whose account the registration statement is to be filed included in such registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an underwritten offering under this Section 8(g), subject to Section 8(l) and Section 8(p), shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwritten offering by Acquirer. For purposes of clarity, any registration effected pursuant to Section 8(g) hereof shall not be counted as a registration pursuant to a Demand Registration effected under Section 8(d) hereof or a Shelf Underwritten Offering effected under Section 8(b). Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities in a Piggyback Registration for any or no reason whatsoever upon written notification to Acquirer and the underwriter or underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration (a) in the case of a Piggyback Registration not involving an underwritten offering or Shelf Underwritten Offering, one (1) Business Day prior to the effectiveness of the applicable Registration Statement or (b) in the case of any Piggyback Registration involving an underwritten offering or any Shelf Underwritten Offering, two (2) Business Days prior to the pricing of such underwritten offering or Shelf Underwritten Offering. Acquirer (whether on its own good-faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in

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connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement.
(h)If the managing underwriter or underwriters in an underwritten registration that is to be a Piggyback Registration, in good faith, advises Acquirer and the Holders of Registrable Securities participating in the Piggyback Registration in writing that, in its opinion, the dollar amount or number of the Acquirer Stock that Acquirer desires to sell, taken together with (a) the Acquirer Stock, if any, as to which registration has been demanded pursuant to separate written contractual arrangements with Persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 8(g) hereof, and (c) the Acquirer Stock, if any, as to which registration has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of Acquirer, exceeds the Maximum Number of Securities, then:
(i)if the registration is undertaken for Acquirer’s account, Acquirer shall include in any such registration (a) first, the Acquirer Stock or other equity securities that Acquirer desires to sell, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Acquirer Stock of holders exercising their piggy-back registration rights pursuant to Section 2.3 of the July 2021 Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 8(g) hereof (pro rata, based on the respective number of Registrable Securities held by each Holder), which can be sold without exceeding the Maximum Number of Securities and (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a),(b) and (c), the Acquirer Stock, if any, as to which registration has been requested pursuant to any other written contractual piggy-back registration rights of other stockholders of Acquirer, which can be sold without exceeding the Maximum Number of Securities; and
(ii)if the registration is pursuant to a request by Persons or entities other than the Holders of Registrable Securities, then Acquirer shall include in any such registration (a) first, the Acquirer Stock or other equity securities, if any, of such requesting Persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (a), the Acquirer Stock of holders exercising their piggy-back registration rights pursuant to Section 2.3 of the July 2021 Registration Rights Agreement, which can be sold without exceeding the Maximum Number of Securities; (c) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), the Acquirer Stock or other equity securities that Acquirer desires to sell for its own account, which can be sold without exceeding the Maximum Number of Securities; (d) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b) and (c), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 8(g) hereof (pro rata, based on the respective number of Registrable Securities held by each Holder), which can be sold without exceeding the Maximum Number of Securities; and (e) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), (b), (c) and (d), the Acquirer Stock or other equity securities for the account of other Persons or entities that Acquirer is obligated to register pursuant to other separate written contractual arrangements with such Persons or entities, which can be sold without exceeding the Maximum Number of Securities.
(i)Notwithstanding any other provision of this Agreement, but subject to the restrictions set forth in Section 1 or Section 2 of this Agreement and subject to Section 8(m), if a Demanding Holder desires to effect an offering or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) effected pursuant to a Registration Statement without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction (a “Block Trade”) (x) with a total offering price reasonably expected to exceed the Minimum Amount or (y) including all remaining Registrable Securities held by the Demanding Holder, then notwithstanding the time periods provided for in Section 8(b), such

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Demanding Holder shall notify Acquirer of the Block Trade at least five (5) Business Days prior to the day such offering is to commence and Acquirer shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders wishing to engage in the Block Trade shall use commercially reasonable efforts to work with Acquirer and any underwriters or placement agents or sales agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, any Demanding Holders shall have the right to submit a withdrawal notice to Acquirer and the underwriter or underwriters or placement agents or sales agents (if any) of their intention to withdraw from such Block Trade.
(j)In the case of the registration, qualification, exemption or compliance effected by Acquirer pursuant to this Agreement, Acquirer shall, upon reasonable request, inform the Holders as to the status of such registration, qualification, exemption and compliance. At its expense Acquirer shall:
(i)except for such times as Acquirer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement or as otherwise provided in this Section 8, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which Acquirer determines to obtain, continuously effective with respect to the Holders, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until all Registrable Securities covered by such Registration Statement have been sold;
(ii)prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by a majority in interest of the applicable Holders of Registrable Securities registered on such Registration Statement or any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the SEC or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the prospectus;
(iii)advise the Holders, as promptly as practicable but in any event, within two (2) Business Days:
(1)when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
(2)of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(3)of the receipt by Acquirer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(4)subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (and in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;
(iv)use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;
(v)upon the occurrence of any event contemplated in Section 8(j)(ii)(4), except for such times as Acquirer is permitted hereunder to suspend, and has suspended, the use of a

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prospectus forming part of a Registration Statement, Acquirer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(vi)use its commercially reasonable efforts to (1) register or qualify the Registrable Securities covered by any Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (2) take such action necessary to cause such Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental authorities or securities exchanges, including the applicable Nasdaq Stock Market or such other primary securities exchange or market, if any, on which the Acquirer Stock has been listed no later than the effective date of the applicable Registration Statement on which such Registrable Securities are registered;
(vii)use its commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Lock-Up Shares contemplated hereby and, for so long as the undersigned holds Lock-Up Shares, to enable the undersigned to sell the Lock-Up Shares under Rule 144;
(viii)provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of any Registration Statement;
(ix)at least five (5) Business Days (or, in the case of a Block Trade, at least one (1) calendar day) prior to the filing of any Registration Statement or prospectus or any amendment or supplement to such Registration Statement or prospectus, furnish a copy thereof to each seller of such Registrable Securities or its counsel, including, without limitation, providing, upon request of a Holder, copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or prospectus;
(x)permit a representative of a majority-in-interest of the Holders, the underwriters, if any, and any attorney or accountant retained by such Holders or underwriter to participate, at each such Person’s own expense, in the preparation of any Registration Statement and cause Acquirer’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration; provided, however, that, if requested by Acquirer, such representatives or underwriters shall be required to enter into a confidentiality agreement, in form and substance reasonably satisfactory to Acquirer, prior to the release or disclosure of any such information;
(xi)obtain a “cold comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such registration) from Acquirer’s independent registered public accountants in the event of an underwritten offering that the participating Holders may rely on, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders and any underwriter;
(xii)on the date the Registrable Securities are delivered for sale pursuant to a registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing Acquirer for the purposes of such registration, addressed to the Holders, the placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders and any underwriter;

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(xiii)in the event of any underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
(xiv)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and to make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, beginning with the first day of Acquirer’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder, including Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);
(xv)if the registration involves the registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of Acquirer to participate in customary “road show” presentations that may be reasonably requested by a majority-in-interest of the participating Holders or the underwriter in any underwritten offering;
(xvi)cooperate with each Holder that holds Registrable Securities being offered and the underwriter in any underwritten offering with respect to an applicable Registration Statement, if any, to facilitate the timely (i) preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities that have been offered and sold pursuant to such Registration Statement, and enable such certificates to be registered in such names and in such denominations or amounts, as the case may be, or (ii) crediting of the Registrable Securities that have been offered and sold pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, in any such case as such Holder or underwriter, if any, may reasonably request;
(xvii)for so long as this Agreement remains effective, use reasonable best effects to (a) cause the Acquirer Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Acquirer Stock; and (c) ensure that the transfer agent for the Acquirer Stock is a participant in, and that the Acquirer Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto);
(xviii)use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, and, without limiting the foregoing, as long as any Holder shall own Registrable Securities (without taking into account the exclusion of the definition of such term contained in clause (iv) thereof), Acquirer, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely all reports required to be filed by Acquirer after the Closing Date pursuant to Sections 13 or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings upon request; and
(xix)otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders in connection with a registration.
(k)Except as otherwise provided herein, the Registration Expenses (as defined below) of all registrations pursuant to this Agreement shall be borne by Acquirer. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders except as otherwise provided herein. “Registration Expenses” shall mean the out-of-pocket expenses of a registration, including, without limitation, the following: (a) all registration, qualification and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Acquirer Stock is then listed; (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Securities); (c) printing, messenger, telephone and delivery expenses; (d) reasonable fees and

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disbursements of counsel for Acquirer; (e) reasonable fees and disbursements of all independent registered public accountants of Acquirer incurred specifically in connection with such registration; and (f) reasonable fees and expenses of one (1) legal counsel selected by the Demanding Holders, not to exceed $75,000.
(l)No Person may participate in any underwritten offering for equity securities of Acquirer pursuant to a registration initiated by Acquirer hereunder unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by Acquirer and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. In connection with any underwritten offering of equity securities of Acquirer (other than a Block Trade), each Holder participating in the underwritten offering pursuant to the terms of this Agreement agrees that it shall not transfer any shares of Acquirer Stock or other equity securities of Acquirer (other than those included in such offering pursuant to this Agreement), without the prior written consent of Acquirer, during the 90-day period beginning on the date of pricing of such offering or such shorter period during which Acquirer agrees not to conduct an underwritten primary offering of Acquirer Stock, except in the event the underwriters managing the offering otherwise agree by written consent. Each Holder participating in the underwritten offering agrees to execute a customary lock-up agreement in favor of the underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders). The immediately foregoing shall in no way limit the restrictions of undersigned’s Lock-Up Shares pursuant to the applicable Lock-Up Period.
(m)If (a) during the period starting with the date sixty (60) days prior to Acquirer’s good-faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Registration Statement in respect of an Acquirer initiated underwritten registration of its securities Acquirer receives a Demand Registration, and provided that Acquirer has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 8(d) and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Acquirer-initiated registration statement to become effective, (b) the Holders have requested an underwritten registration and Acquirer and the Holders are unable to obtain the commitment of the underwriters to firmly underwrite the offer, or (c) in the good faith judgment of the Acquirer Board such registration would be seriously detrimental to Acquirer and the Acquirer Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case, Acquirer shall furnish to such Holders a certificate signed by the Chairman of the Acquirer Board stating that in the good-faith judgment of the Acquirer Board it would be seriously detrimental to Acquirer for a Registration Statement with respect to such Demand Registration to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement, Acquirer shall have the right to defer such filing for a period of not more than sixty (60) calendar days. For the avoidance of doubt, the foregoing ability to defer the filing of a Registration Statement shall not apply to Acquirer’s obligation to file the Initial Shelf pursuant to Section 8(a). Notwithstanding anything to the contrary in this Agreement, Acquirer may, subject to the MNPI Provisions and upon prompt written notice (a “Suspension Notice”) of such action to the Holders no later than three (3) Business Days from the date of such Suspension Event (as defined below), delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require the Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, if (i) such filing, effectiveness or sales would require the inclusion in such Registration Statement of financial statements that are unavailable to Acquirer for reasons beyond Acquirer’s control or (ii) the negotiation or consummation of a transaction by Acquirer or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Acquirer Board reasonably believes would require additional disclosure by Acquirer in the Registration Statement of material information that Acquirer has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Acquirer Board would be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided that Acquirer may not delay or suspend the Registration Statement on more than forty-five (45) consecutive calendar days, determined in good faith by the Acquirer Board to be necessary for such purpose; provided further that Acquirer shall not defer its obligations pursuant to this Section 8(m) more than twice during any twelve (12)-month period; provided further, that in no event shall Acquirer be entitled to delay or defer the filing or effectiveness of the Initial Shelf pursuant to this Section 8(m). Upon receipt of any Suspension Notice during the period that any Registration Statement is effective or if as a result of a

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Suspension Event any Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned and each other Holder agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under such Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Holder receives copies of a supplemental or amended prospectus (which Acquirer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by Acquirer that it may resume such offers and sales, provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any sale pursuant to a contract entered into, or order placed, by any Holder prior to delivery of the Suspension Notice and (ii) it will maintain the confidentiality of any information included in such Suspension Notice unless otherwise required by law or subpoena. If so directed by Acquirer, each Holder will deliver to Acquirer or, in such Holder’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in such Holder’s possession; provided that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (A) to the extent such Holder is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up. Acquirer shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 8(m).
(n)A Holder may deliver written notice (an “Opt-Out Notice”) to Acquirer requesting that such Holder not receive notices from Acquirer otherwise required by this Section 8; provided that Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (i) Acquirer shall not deliver any such notices to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Holder’s intended use of an effective Registration Statement, such Holder will notify Acquirer in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 8(n)) and the related suspension period remains in effect, Acquirer will so notify such Holder, within one (1) Business Day of such Holder’s notification to Acquirer, by delivering to such Holder a copy of such Suspension Notice, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Event promptly following its availability.
(o)Other than with respect to any contractual restriction applicable to any Holder pursuant to this Agreement or any Other Shareholder Agreement, the stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Holder shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, if such Holder provides paperwork to the effect that it has sold such securities and will distribute or transfer such securities pursuant to such Registration Statement and the plan of distribution set forth therein or Rule 144, or (B) if such Holder provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144 (including Rule 144(i)) as set forth in customary non-affiliate paperwork provided by such Holder and such non-affiliate Holder agrees to sell or transfer such Registrable Securities pursuant to Rule 144 or pursuant to a Registration Statement and the plan of distribution set forth therein or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) as determined in good faith by counsel to Acquirer or set forth in a legal opinion delivered by nationally recognized counsel to the Holder (collectively, the “Unrestricted Conditions”). Acquirer agrees that at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by a Holder to Acquirer or Acquirer’s transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by a Holder to Acquirer or Acquirer’s transfer agent of a legend removal request) deliver or cause to be delivered to such Holder a certificate or, at the request of such Holder, deliver or cause to be delivered such Registrable Securities to such Holder by crediting the account of such Holder’s prime broker with DTC through its DWAC system, in each case, free from all restrictive and other legends and stop transfer

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or similar instructions or notations. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities, then such securities shall be issued free of all legends.
(p)Indemnification.
(i)Acquirer shall, notwithstanding the termination of this Agreement, indemnify and hold harmless, to the extent permitted by law, each Holder and its respective directors, officers, employees, agents, trustees, partners, members, managers, stockholders, investment advisors and sub-advisors, each Person who controls such Holder (within the meaning of the Securities Act or the Exchange Act) and each Affiliate of such Holder from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”) that arise out of or are caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or document incorporated by reference therein or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Acquirer by or on behalf of such Holder expressly for use therein. Acquirer shall notify each Holder promptly of the institution, threat or assertion (to Acquirer’s knowledge) of any proceeding arising from or in connection with a Registration Statement on which such Holder’s Registrable Securities are registered; provided that the indemnification contained in this Section 8(p) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Acquirer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Acquirer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs in connection with any offers or sales effected by or on behalf of such Holder in violation of this Agreement.
(ii)In connection with any Registration Statement in which any Holder is participating, such Holder shall furnish to Acquirer in writing such information as Acquirer reasonably requests for use in connection with any such Registration Statement or Prospectus. In connection with any Registration Statement in which any Holder is participating, such Holder agrees to indemnify and hold harmless, to the extent permitted by law, Acquirer, its directors and officers and agents and employees and each Person or entity who controls Acquirer (within the meaning of Section 15 of the Securities Act) against any Losses, resulting from or arising out of any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in the case of an omission) in and are based on any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided that in no event shall the aggregate liability of a Holder (including, for the avoidance of doubt, under Section 8(p)(v)) be greater in amount than the dollar amount of the net proceeds received by such Holder from the sale of its Registrable Securities pursuant to such Registration Statement giving rise to such indemnification obligation.
(iii)Any Person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party in defending such claim) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim. permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest may exist between such

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indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or includes any admission as to fault or culpability or failure to act on the part of an indemnified party.
(iv)The indemnification provided under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling Person of such indemnified party and shall survive the transfer of the Lock-Up Shares.
(v)If the indemnification provided under this Section 8(p) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by the such indemnifying party or indemnified party; provided, however, that the liability of any Holder under this Section 8(p)(v) shall be limited to the amount of the net proceeds received by such Holder from the sale of Registrable Securities in such offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8(p)(i), 8(p)(ii), and 8(p)(iii), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(p)(v) from any Person who was not guilty of such fraudulent misrepresentation.
(q)The undersigned agrees that each New Holder (as defined in the July 2021 Registration Rights Agreement) shall have piggyback registration rights in respect of any Registration Statement that is filed pursuant to this Section 8, pursuant to and in accordance with Section 5.6 of the July 2021 Registration Rights Agreement, and that the provisions of the Registration Rights Agreement shall apply, mutatis mutandis, to the exercise of any such piggyback registration rights by any such New Holder in respect of any such Registration Statement.
(r)The rights, duties and obligations of the undersigned under this Section 8 may be freely assigned or delegated by the undersigned to a 5% Insider; provided, however, that if any such assignment or delegation occurs during a Lock-Up Period, such 5% Insider must enter into a written agreement with Acquirer agreeing to be bound by the provisions of this Agreement in accordance with Section 5 of this Agreement and shall thereafter be a “Holder” for purposes of this Section 8. For purposes of this Agreement, a “5% Insider” means any stockholder of Seller that is both the record or beneficial owner of at least 5% of the outstanding shares of common stock of Seller and an insider (non-institutional) stockholder of Seller.
9.The undersigned represents and warrants that it (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Lock-Up Shares only for its own account and not for the account of others, and (iii) is not acquiring the Lock-Up Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other applicable jurisdiction (and shall provide the requested information on Schedule A following the signature page hereto). The undersigned is not an entity formed for the specific purpose of acquiring the

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Lock-Up Shares, unless such newly formed entity is an entity in which all of the equity owners are “accredited investors” (within the meaning of Rule 501(a) under the Securities Act).

10.The undersigned understands that the Lock-Up Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Lock-Up Shares have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. The undersigned understands that it is acquiring its entire beneficial ownership interest in the Lock-Up Shares for the undersigned’s own account for investment purposes only and not with a view to any distribution of the Lock-Up Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction. The undersigned understands that the Lock-Up Shares may not be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act, except (i) to Acquirer or a subsidiary thereof, (ii) pursuant to offers and sales that occur in an “offshore transaction” within the meaning of Regulation S under the Securities Act, (iii) pursuant to Rule 144 under the Securities Act, provided that all of the applicable conditions thereof (including those set out in Rule 144(i) which are applicable to Acquirer) have been met, or (iv) pursuant to another applicable exemption from the registration requirements of the Securities Act, including pursuant to a private sale effected under Section 4(a)(7) of the Securities Act or applicable formal or informal SEC interpretation or guidance, such as a so-called “4(a)(1) and a half” sale, and that any certificates or book-entry records representing the Lock-Up Shares shall contain a legend to such effect. The undersigned understands and agrees that the Lock-Up Shares will be subject to the foregoing restrictions and, as a result, the undersigned may not be able to readily resell the Lock-Up Shares and may be required to bear the financial risk of an investment in the Lock-Up Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Lock-Up Shares. By making the representations in this Section 10, the undersigned does not agree to hold any of the Lock-Up Shares for any minimum or other specific term and reserves the right to assign, transfer or otherwise dispose of any of the Lock-Up Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act; provided, however, that the Lock-Up Shares shall be subject to the restrictions set forth in Section 1 and Section 2 of this Agreement.
11.The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Any obligations of the undersigned shall be binding upon the successors and permitted assigns of the undersigned from and after the Closing Date.
12.This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.
13.Except as provided in Sections 5 and 8 hereof, this Agreement and the rights and obligations of the parties hereunder shall not be assignable or transferable by any party hereto (including in connection with a merger, consolidation, sale of substantially all of the assets of such party or otherwise by operation of Law) without the prior written consent of (a) Acquirer, in the case of any such attempted assignment or transfer by the undersigned, or (b) the undersigned, in the case of any such attempted assignment or transfer by Acquirer. Any attempted assignment in violation of this Section 13 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Acquirer and the undersigned and their respective successors and permitted assigns.
14.This Agreement, any non-contractual rights or obligations arising out of or in connection with it, and all Disputes will be governed by, and enforced and construed in accordance with, the Laws of the State of Delaware, without regard to the conflict of laws rules of such state that would result in the application of the Laws of another jurisdiction.
15.EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

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ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A DISPUTE, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.
16.Any term or provision of this Agreement that is held by a court of competent jurisdiction or arbitrator to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties hereto agree to (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, and (b) replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.
17.This Agreement may be executed in any number of counterparts (including electronically), and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by electronic mail or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.
18.All notices, demands, waivers and other communications pursuant to this Agreement will be in writing and will be deemed given if delivered personally or delivered by electronic mail or globally recognized express delivery service to the parties hereto at the addresses set forth on the signature page hereto or to such other address as the party to whom notice is to be given to the other parties hereto in writing in accordance herewith. Any such notice, demand, waiver or other communication will be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of electronic mail, on the date of sending if no automated notice of delivery failure is received by the sender, and (c) in the case of a globally recognized express delivery service, on the date on which receipt by the addressee is confirmed pursuant to the service’s systems.
19.This Agreement shall become effective on the Closing Date. This Agreement and the obligations of each party hereunder shall automatically terminate upon any termination of the Merger Agreement.
[Signature on the following page]

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Very truly yours,

By:	/s/ Steven D. Rubin
Name: Steven D. Rubin
Title: Executive Vice President, Administration

Address:	4400 Biscayne Blvd.
Miami, FL 33137

Email:	srubin@opko.com
Accepted and Agreed:

ACQUIRER

SEMA4 HOLDINGS CORP.

By:	/s/ Eric Schadt
Name: Eric Schadt
Title: Chief Executive Office

Address:	333 Ludlow Street,
North Tower, 8th floor
Stamford, CT 06902
Email:	legal@sema4.com

[Signature Page to Shareholder Agreement]

1

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE UNDERSIGNED

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

	1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

	2.	☐ We are subscribing for the Lock-Up Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check each of the following subparagraphs):

1.
☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor”.

	2.	☒ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS (Please check the applicable box)
THE UNDERSIGNED:

	☐	is:

	☒	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Acquirer or acting on behalf of an affiliate of the Acquirer.
FINRA Rule 4512(c) states that an “institutional account” shall mean any person who comes within any of the below listed categories. The undersigned has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the undersigned and under which the undersigned accordingly qualifies as an “institutional account.”
☐ a bank, savings and loan association, insurance company or registered investment company;
☐ an investment adviser registered either with the SEC under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or
☒ any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million.

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3

This page should be completed by the undersigned
and constitutes a part of the Shareholder Agreement.
Schedule A-1
Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Acquirer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The undersigned has indicated, by marking and initialing the appropriate box below, the provision(s) below that apply to the undersigned and under which the undersigned accordingly qualifies as an “accredited investor.”
☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;
☐ Any broker or dealer registered pursuant to section 15 of the Exchange Act;
☐ An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state;
☐ An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under section 203(l) or (m) of the Investment Advisers Act of 1940;
☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;
☐ Any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of the Securities Act;
☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958;
☐ A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;
☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
☒ Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

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This page should be completed by the undersigned
and constitutes a part of the Shareholder Agreement.
Schedule A-2
☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;
☒ An entity, of a type not listed in any of the foregoing paragraphs, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;
☐ A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
☐ A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in the foregoing paragraph and whose prospective investment in the issuer is directed by such family office pursuant to clause (iii) in the foregoing paragraph;
☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.  For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;
☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.